EXHIBIT 23.1

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in Registration Statements No. 33-37556, No. 33-93896 and No. 333-31813 of The Wet Seal, Inc. on Form S-8 of our report dated March 13, 2003, (which report expresses an unqualified opinion and includes an explanatory paragraph referring to a change in accounting principle) appearing in this Annual Report on Form 10-K of The Wet Seal, Inc. for the year ended February 1, 2003.

Deloitte & Touche LLP

Costa Mesa, California

March 28, 2003